Exhibit 99.4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31,2005
Structured Asset Securities Corporation
Mortgage Pass-Through Certificates
Series 2005-OPT1
Original Beginning Ending
Class Balance Balance Principal Interest Loss Balance
A1 279,027,000.00 279,027,000.00 2,523,562.22 1,122,618.63 0.00 276,503,437.78
A2 163,034,000.00 163,034,000.00 0.00 674,417.31 0.00 163,034,000.00
A3 44,106,000.00 44,106,000.00 0.00 188,700.17 0.00 44,106,000.00
A4-M 21,278,000.00 21,278,000.00 110,448.38 90,833.42 0.00 21,167,551.62
M1 24,235,000.00 24,235,000.00 0.00 105,974.27 0.00 24,235,000.00
M2 18,028,000.00 18,028,000.00 0.00 82,237.73 0.00 18,028,000.00
M3 4,729,000.00 4,729,000.00 0.00 22,018.75 0.00 4,729,000.00
M4 6,502,000.00 6,502,000.00 0.00 31,256.56 0.00 6,502,000.00
M5 5,024,000.00 5,024,000.00 0.00 25,717.30 0.00 5,024,000.00
M6 5,024,000.00 5,024,000.00 0.00 26,903.52 0.00 5,024,000.00
M7 2,956,000.00 2,956,000.00 0.00 17,923.21 0.00 2,956,000.00
M8 2,956,000.00 2,956,000.00 0.00 18,621.16 0.00 2,956,000.00
M9 3,842,000.00 3,842,000.00 0.00 24,202.47 0.00 3,842,000.00
B 2,956,000.00 2,956,000.00 0.00 14,780.00 0.00 2,956,000.00
X 0.00 0.00 0.00 611,917.09 0.00 0.00
R 0.00 0.00 0.00 0.00 0.00 0.00
P 0.00 0.00 0.00 40,233.69 0.00 0.00